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                                                          Katten  Muchin   Zavis

                Chicago         555 West Monroe Street   Writer's Direct Numbers
                Los Angles      Suite 1600
                New York        Chicago, IL 60661-3693
                Washington, DC  Tel 312 902 5200
                                Fax 312 902 1061
                                www.kmz.com


November 29, 2000


Career Education Corporation
2895 Greenspoint Parkway, Suite 600
Hoffman Estates, IL  60195

     Re:  Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Career Education Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement (File No. 333-49416) on Form S-4 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), in connection with the sale by the Company of an aggregate of 1,216,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), pursuant to the terms of the Agreement and Plan of Merger dated October 24, 2000 (the "Merger Agreement") by and among the Company, EI Acquisition, Inc. and EduTrek International, Inc. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Merger Agreement.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:

          1.   The Registration Statement;

          2.   The Company's Amended and Restated Certificate of Incorporation;

          3.   The Amended and Restated By-Laws of the Company;

          4.   The Merger Agreement;

          5. Records of proceedings and actions of the Board of Directors of the Company;

          6.   The form of specimen certificate representing the Common Stock;

          8. Certificates and written statements of public officials, officers, directors, representatives and agents of the Company; and
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          9.   Such other instruments, documents, statements and records of the
               Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and when such certificates are issued and delivered by the Company in accordance with the terms of the Merger Agreement, the up to 1,216,000 Shares issuable under the Merger Agreement and covered by the Registration Statement will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement and to use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act and related rules and regulations thereunder.

                                       Very truly yours,


                                       /s/ Katten Muchin Zavis
                                       ------------------------
                                       Katten Muchin Zavis